Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the parties named below agree to the joint filing on their behalf of the statement on Schedule 13D (along with any amendments thereto) to which this joint filing agreement is attached with respect to the Class A Common Stock, no par value per share, of Protective Insurance Corporation, an Indian corporation, and further agree that this joint filing agreement be included as Exhibit 99.1 to the Schedule 13D. In evidence thereof, the undersigned have duly executed this joint filing agreement as of the date set forth below.

Date: April 1, 2020

/s/ Vincent J. Dowling, Jr.
Vincent J. Dowling, Jr.

IRA FBO Vincent J. Dowling, Jr. Roth Conversion
Account

By:	/s/ Vincent J. Dowling, Jr.
Vincent J. Dowling, Jr.
Administrator and Beneficial Owner

/s/ Vincent J. Dowling
Vincent J. Dowling

IRA FBO Vincent J. Dowling Roth Conversion Account

By:	/s/ Vincent J. Dowling
Vincent J. Dowling
Administrator and Beneficial Owner

Dowling Capital Partners V, LLC

By:	/s/ Vincent J. Dowling, Jr.
Vincent J. Dowling, Jr., Manager

Vincent J. Dowling, Jr. Family Trust

By:	/s/ Vincent J. Dowling
Vincent J. Dowling, Trustee

Dowling & Partners Securities, LLC

By:	/s/ Vincent J. Dowling, Jr.
Vincent J. Dowling, Jr., Manager